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                                                                   Exhibit 10.13

                                                                   Ref: 20000909

                             EMPLOYMENT AGREEMENT #2
                                     BETWEEN
                      INFORMEDIX, INC. AND ROBERT H. BENSON

     This EMPLOYMENT AGREEMENT #2 ("Employment Agreement #2") dated as of the 1st day of September, 2000 (the "Effective Date") is between INFORMEDIX, INC., a Maryland corporation (the "Corporation") with offices at 5880 Hubbard Dr., Rockville, MD 20852-4821 and Robert H. Benson residing at 6308 Valley Road, Bethesda, Maryland, 208 17 (" Employee").

                                   WITNESSETH:

     WHEREAS, the Corporation and Employee entered into an employment agreement dated August 9, 1999 ("Employment Agreement #l"), and the Corporation and Employee both wish to supersede and replace Employment Agreement #l in its entirety with this Employment Agreement #2 as of the Effective Date of this Employment Agreement #2; and

     WHEREAS, the Corporation desires to continue to employ the Employee as its President and Chief Operating Officer (" COO"), and the Employee desires to continue such employment upon the terms and conditions set forth in this Employment Agreement #2.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and the consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and Employee hereto agree as follows.

1.   Employment Agreement #2 and Employment.

     A. As of the Effective Date of this Employment Agreement #2, this Employment Agreement #2 shall supersede and replace Employment Agreement #l in its entirety as of the Effective Date of this Employment Agreement #2, and after the Effective Date of this Employment Agreement #2, Employment Agreement #l shall have no further force and effect.

     B. The Corporation hereby continues to employ the Employee, and the Employee hereby continues his employment by the Corporation as President and COO of the Corporation upon the terms and conditions set forth in this Employment Agreement #2.

     C. Employee will report to the Chief Executive Officer of the Corporation (the "CEO"), and to the Board of Directors of the Corporation (the "Board"), as so directed by the Board.

     D. The Employee will perform the Employee's duties under this Employment Agreement #2 at the Corporation's offices at 5880 Hubbard Dr., Rockville, MD 20852-4821.

2.   Term.

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     A.   The term of this Employee's employment under this Employment Agreement
          #2 shall commence on September 1, 2000 and end on the effective date of termination of employment (the "Term of Employment"), and payment of salary and other payments shall begin upon that date.

     B. The Corporation may terminate the employment relationship at any time for any reason, with or without cause, by giving sixty (60) days prior written notice of such termination.

     C. The Employee may terminate the employment relationship at any time for any reason, with or without cause, by giving sixty (60) days prior written notice of such termination.

3.   Duties.

     A. The Employee shah perform such duties and services and shall be allocated such resources, consistent with the Employee's position, as may be assigned to him from time to time by the Chairman of the Board ("Chairman") and CEO of the Corporation. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully such duties and responsibilities.

     B. The Employee shall continue to be recommended for election to the Executive Committee of the Board (the "EC") at the next meeting of the Board, or by a special resolution circulated to the Board.

     C.   Employee shall perform the following:

          (1) develop and implement, in conjunction with CEO, EC, and Board, a business development program focused on negotiating and closing patent licenses and corporate strategic alliances;

          (2) assist the CEO and Chairman as needed in implementing the current InforMedix business plan and any revised business plans created;

          (3) implement a licensing and corporate alliance program through soliciting interested third party licensees and corporate partners, conducting due diligence, formulating initial negotiation strategy/deal structure, assist in negotiating and closing transactions, and coordinating work with the Corporation's General Counsel and with outside counsel to create license agreements; and

          (4) coordinate the Corporation's patent program, patent and trademark strategy, both inside and outside the U. S., patent enforcement strategy, and monitoring patent infringement by others.

     D. Employee shall be subject to the terms and conditions of employment set forth in the Corporation's Policies and Procedures Manual, which may be revised unilaterally by the Corporation at any time. To the extent that there are any


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          inconsistencies between that Manual and this Employment Agreement #2, the terms of this Employment Agreement #2 shall control.

4.   Time to be Devoted to Employment.

     A. Except for vacations, holidays and personal days and absences due to temporary illness, during the Term of Employment, the Employee shall devote the Employee's full time and energy to the business of the Corporation.

     B. Employee shall conform to such hours of work as may from time to time reasonably be required of him and shall not be entitled to receive any additional remuneration for work for the Corporation outside the Employee's normal hours.

     C. Employee shall be entitled to a total of twenty-six (26) days of annual paid time off ("Annual PTO"), as defined below, during this Employment Agreement. Annual PTO days not used by the Employee during one twelve month period may be accrued and used during the next twelve
          (12) months. Annual PTO includes the following time taken off from work for the Corporation for any of the following reasons: vacations; national holidays; illness; personal use; or any other purpose not otherwise restricted or prohibited by this Employment Agreement.

     D. During the Term of Employment, the Employee shall not be engaged in any other business activity without the express written consent of the Corporation, except as follows:

          (1) Employee may serve on the Board of Directors of up to two (2) other corporations that do not compete with, or are not in the same general business as the Corporation, with the written approval of the Board; and,

          (2) Employee may exercise passive ownership of up to five percent (5%) of the securities in any other company that does not compete with, or is not in the same business as, the Corporation.

     E. Employee hereby represents that he is not a party to any binding relationship or contract, which would be an impediment to entering into this Employment Agreement #2, and that he is permitted to enter into this Employment Agreement #2 and perform the obligations hereunder.

5.   Compensation; Reimbursement.

     A. During the Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary ("Base Salary") of One Hundred Forty Thousand Dollars ($140,000), plus a stock option bonus calculated as set forth below (the "Bonus").

     B.   The Base Salary will be paid in bi-weekly installments, as follows:


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          (1)  if, in the opinion of the Executive Committee of the Board (the
               "EC"), the Corporation is able to pay the Base Salary in cash or cash equivalents, then, at the option of the Employee, Employee shall be paid either in cash or cash equivalents, or paid in options to purchase shares of the Corporation's common stock, in accordance with the method set forth in Subsection 5.B.(2) below; or

          (2) if, in the opinion of the EC, the Corporation is unable to pay the Base Salary in cash or cash equivalents, then Employee shall be paid in options to purchase shares of the Corporation's common stock ("Base Salary Options").

     C. The exercise price for Base Salary Options shall be One Dollar ($1.00) per each share of common stock covered by the option grant. Base Salary Options shall be granted on the last day of each biweekly period, as earned, and shall be vested and non-forfeitable upon grant. Base Salary Options first shall become exercisable one (1)year from the date of grant. The number of shares of common stock to be covered by such options each year shall equal one hundred and fifty percent (150%) of the Base Salary divided by ten (10). Base Salary Options shall be treated as non-qualified stock options as defined in the Corporation's Omnibus Stock Plan ("Plan").

     D. The Bonus shall be paid in stock options, as provided for in Section 6 below. All of the Bonus options shall be granted immediately upon the execution and delivery of this Employment Agreement #2. The exercise price for the Bonus options shall be $10 (ten dollars) per each share of common stock covered by the option grant. Bonus options shall vest according to the schedule set forth in Section 6 below, reflecting increases in the total annual revenues from all sources earned by the Corporation ("Revenues").

     E. Each installment of the Bonus shall vest on January 1 following the fiscal year in which the Corporation achieves specified levels of accrued Revenues as determined by the Board of Directors under Generally Accepted Accounting Principles.

6.   Performance-Based Stock Options and Vesting

     A. The Corporation grants to the Employee bonus options with respect to sixty-four Thousand (64,000) shares of the Corporation's common stock. Bonus options shall be treated as incentive stock options as defined in the Corporation's Plan. The exercise price with respect to the options granted under this Employment Agreement #2 (the "Option Shares") shall be $10 per share of common stock.

     B. The Performance-Based Option Vesting schedule for 64,000 qualified shares of the Corporations common stock vest when the cumulative combined total of the Corporation's licensing fees and royalties actually received by the Corporation


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          ("License Fees")reach or exceed the revenue targets below. At each target level, vesting of 8,000 shares is achieved:

               1.   $250,000
               2.   $500,000
               3.   $1,000,000
               4.   $2,000,000
               5.   $3,000,000
               6.   $5,000,000
               7.   $7,000,000
               8.   $10,000,000

     C. If the Employee ceases to be an employee or director of the Corporation, no Option Shares shall vest thereafter, except as specifically provided in Subsection 8.C. below.

7.   Review of Base Salary; Additional Bonus; Benefits Program.

     A. The Base Salary shall be reviewed annually and be subject to increase at the option and in the sole discretion of the Board. The base salary shall be decreased only if there are across-the-board salary reductions applicable to all senior management employees of the Corporation.

     B. At the close of the Corporation's fiscal year, Employee may be entitled to an additional bonus, as determined by the Board in its sole discretion, based on Employee's performance.

     C. During the Term of Employment, when, and if, the Corporation creates any benefits programs for employees, the Employee shall be entitled to participate in those programs as they are added. Those programs may include: family medical and dental coverage; short and long term disability coverage; 401(k) or similar plans; and such other benefits as are made available from time to time to the employees of the Corporation. When, and if, the Corporation creates a benefits program for employees, the Corporation may unilaterally modify the benefits offered to Employee of the Corporation, and will notify the Employee in writing as to any such change.

     D. The Corporation shall reimburse Employee, in accordance with its general practices and procedures from time to time for other employees of the Corporation, for all reasonable and necessary travel expenses, disbursement and other reasonable and necessary incidental expenses incurred by Employee for or on behalf of the Corporation in the performance of the Employee's duties under this Employment Agreement #2, upon presentation by the Employee to the Corporation of appropriate vouchers and/or other expense reports, and otherwise in accordance with its general practices and procedures as established from time to time by the Corporation.


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     E.   The Option Shares shall accelerate and become one hundred percent vested upon the occurrence of any of the following conditions (collectively referred to as the "Accelerated Vesting Conditions"):

          (1)  upon the dissolution or liquidation of the Company; or

          (2) upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Options are changed into or exchanged for cash or property or securities not of the Company's issue; or

          (3)  any combination thereof;

          (4) upon a sale of substantially all of the property of the Company to, or the acquisition of the shares of common stock then outstanding by, another Corporation or person; or

          (5)  a Termination without Cause, as defined below, of the Employee.

8.   Effect of Termination of Employment.

     A. For purposes of this Section of the Employment Agreement #2, the following definitions apply.

          (1) "Termination Without Cause" is defined as any termination, including a "Voluntary Termination", "Death or Disability Termination", and a "Constructive Termination", but excluding a "Termination With Cause", all as defined below.

          (2) "Termination With Cause" is defined as a termination initiated by the Corporation due to:

               (a) the Employee's misconduct with respect to the business and/or affairs of the Corporation or any subsidiary or affiliate thereof, which action materially and adversely affects the business and/or affairs of the Corporation or any subsidiary or affiliate thereof; and/or

               (b) the Employee failing, in any material respect, to observe and perform the Employee's obligations and duties under this Employment Agreement #2, after being given written notice by the Board of an alleged failure to perform and a reasonable opportunity to correct that failure; and/or

               (c) the commission by the Employee of an act involving embezzlement or fraud, or commission or conviction of a felony.


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

          (3) "Voluntary termination" is defined as a termination due to a resignation of employment by Employee, including a voluntary retirement by the Employee, unless the resignation constitutes a "Constructive Termination", as defined below.

          (4) "Constructive Termination" shall occur when Employee resigns within six (6)months of any one or more of the following events:

               (a) any reduction in the level of Base Salary, except for across-the-board salary reductions applicable to all management employees of the Employer; and/or

               (b) a relocation of the Employee's place of employment to a location more than sixty (60)miles from 5880 Hubbard Drive, Rockville, Maryland 20852-4821.

               (c) For purposes of the definition of Constructive Termination, the hiring of a new President, CEO, and/or COO by the Corporation will not be considered a Constructive Termination. If such event occurs, Employee agrees to become an Executive Vice President when, and if, a new President, CEO, and/or COO, is hired, and/or a substantial investor, individual or corporate, so requests, and/or the Board deems it to be in the bests interest of the Corporation.

          (5) "Death or Disability Termination" is defined as the following occurrences:

               (a) If the Employee dies during the Term of Employment, the Employee's employment under this Employment Agreement #2 shall be deemed to cease as of the date of the Employee's death; or,

               (b) the Corporation may terminate Employee's employment upon the Employee's failure, by reason of any physical or mental impairment, to perform the Employee's normal duties under this Employment Agreement #2 for a period of ninety
                    (90)consecutive days or for ninety (90)days during any consecutive 365-day period, with such disability termination to become effective at the end of the applicable ninety
                    (90)day period.

               (c) In the event of Corporation terminating Employee's Employment for Disability Termination, Employee shall resign as CEO, and shall still be entitled to serve as Chairman of the Board of Corporation, if serving in that position at the time of Disability Termination, unless Employee fails to perform the duties of Chairman for a 365 day period.

     B.   Termination Without Cause.


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          Upon the termination of the Employee's employment under this
          Employment Agreement #2 pursuant to Termination Without Cause, neither the Employee nor the Employee's beneficiary or estate shall have any further rights or claims against the Corporation under this Employment Agreement #2, except to receive the following:

          (1) the unpaid portion of the Base Salary computed on a pro rata basis to the date of such termination; and

          (2) reimbursement for any expenses for which the Employee shall not have already been reimbursed;

          (3) payment of all unused vacation time accrued through the date of termination; and

          (4)  Base Salary for six (6)months.

     C. Upon a Termination Without Cause, a Constructive Termination, and/or Death or Disability Termination, Employee shall be entitled to the vesting of the Option Shares for the year of such termination, under the terms and conditions set forth in Section 6. above, the Performance-Based Stock Options and Vesting Section of this Employment Agreement #2.

     D.   Termination With Cause.

          Upon the termination of the Employee's employment under this Employment Agreement #2 pursuant to a Termination With Cause, as defined above, neither the Employee nor the Employee's beneficiary or estate shall have any further rights or claims against the Corporation under this Employment Agreement #2, except (

          (1)  to receive the following:

               (a) the unpaid portion of the Base Salary computed on a pro rata basis to the date of termination; and

               (b) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed; and

               (c) payment of all unused vacation time accrued through the date of termination; and

          (2)  less the following:

               (a)  all amounts owing to the Corporation; and

               (b) the total value of any possible misappropriations from the Corporation.


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          (3)  In addition, on the date of a Termination With Cause:

               (a)  all unvested options shall immediately terminate; and

               (b) all unvested warrants and other unvested rights granted to the Employee to purchase or otherwise receive stock of the Corporation, shall immediately terminate; and

               (c) all vested but unexercised options shall become immediately exercisable, and Employee shall have the right to exercise all, or a portion of, such vested but unexercised options, subject to the following terms and conditions:

                    [l] the Employee shall have twenty (20) days from the date of a Termination With Cause to give written notice to the Corporation of the Employee's intention to exercise all, or a portion of, such vested but unexercised options; and

                    [2] within forty (40) days from the date of a Termination With Cause, Employee must:

                         [a] exercise all, or a portion of, such vested but unexercised options; and

                         [b] make payment in full to the Corporation in cash, cash equivalents, or other immediately available funds; and

                         [c] otherwise complete the entire settlement process for the exercise of all, or a portion of, such vested but unexercised options.

     E. Notwithstanding anything to the contrary in this Effect of Termination of Employment Section of this Employment Agreement #2, if any other officer or employee of the Corporation receives more favorable termination provisions than contained in this Effect of Termination of Employment Section of this Employment Agreement #2, then those more favorable termination provisions shall apply.

9.   Corporation's Rights to Intellectual Property of Employee.

     A. The Employee shall promptly disclose, grant and assign ownership to the Corporation for its sole use and benefit, any and all inventions, improvements, information, copyrights, trademarks, service marks, intellectual property, and suggestions (whether patentable or not), for devices and/or products that hold medication, and/or devices, products, and/or programs that provide medication, whose function is prompting for, and ascertaining medication


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          compliance, and/or are portable technologies that are used by patients to capture data on medication compliance and/or health status, which Employee may develop, acquire, conceive or reduce to practice while employed by the Corporation (whether or not during usual working hours), together with all patent applications, letters patent, copyrights, trademarks, service marks, and other intellectual property (collectively "Intellectual Property"), and reissues thereof that may at any time be granted for or upon any such invention, improvement or information.

     B.   In connection therewith, the Employee shall:

          (1) without charge, but at the expense of the Corporation, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the opinion of the Corporation to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues, and/or other Intellectual Property thereof in the Corporation and enable it to obtain and maintain the entire right and title thereto throughout the world; and

          (2) render to the Corporation at its expense (including reimbursement to the Employee of reasonable out-of-pocket expenses incurred by the Employee and a reasonable payment for the Employee's time involved in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Corporation may be involved relating to any such patents, inventions, improvements or technical information.

          (3) As a pre-condition to the effectiveness of this Employment Agreement #2, Employee will sign the Corporation's Confidentiality, Non-Competition and Invention Assignment Agreements. If there is a conflict between such agreements and this Employment Agreement #2, this Employment Agreement #2 shall prevail including the Protection of Information Section of this Employment Agreement #2.

10.  Protection of Information.

     A. Employee hereby covenants with Corporation that, throughout the term of the Employee's employment by Corporation, Employee will serve Corporation's best interests loyally and diligently. Throughout the course of employment by the Corporation and thereafter, Employee will not disclose or provide to any person, firm, corporation or entity (except when authorized by Corporation) any confidential information, materials, sales information, marketing plans or commercial activities; which are owned by the Corporation or which come into the possession of the Corporation from a third party under an obligation of confidentiality, including without limitation, information relating to trade secrets, business methods, products processes, procedures, development or experimental


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          projects, suppliers, customers lists or the needs of customers or prospective customers, clients, etc. (collectively "Confidential Information"), which Confidential Information, comes into Employee's possession or knowledge during the Term of Employment, and he will not use such Confidential Information for the Employee's own purpose or for the purpose of any person, firm, corporation or entity, other than the Corporation.

     B. The provisions of this Section of the Employment Agreement #2 shall not apply to the following Confidential Information:

          (1) Confidential Information which at the time of disclosure is already in the public domain;

          (2) Confidential Information which subsequently becomes part of the public domain through no fault of the Employee;

          (3) Confidential Information which becomes known to the Employee through a third party who is under no obligation of confidentiality to the Corporation; and

          (4) Confidential Information which is required to be disclosed by law or by judicial or administrative proceedings.

11.  Non-Compete.

     A. Employee agrees that during the Term of Employment and for a period of twenty-four (24)months following any termination of the Employee set forth in the Effect of Termination of Employment Section of this Employment Agreement #2, Employee agrees not to enter the employ of, directly or indirectly, or serve as an officer, director, employee, consultant, owner, partner, stockholder, agent, or in any other capacity, of or for, any person, company, or entity that owns, controls, manufactures, sells, leases, markets, licenses, and/or distributes -devices and/or products that hold medication, and/or devices, products, and/or programs that provide medication: whose function is prompting for, and ascertaining medication compliance; and/or are portable technologies that are used by patients to capture data on medication compliance and/or health status.

     B. In the unlikely event that Employee breaches Employee's obligations as described in this Section, both parties agree that irreparable harm will have been caused to InforMedix. Therefore, in the event of a determination of such a breach by a court of competent jurisdiction, Employee hereby agrees that InforMedix shall be entitled to temporary or permanent injunctive relief, and to a judgment for damages caused by the breach, and any other equitable or legal remedies provided by applicable law or at equity.

12.  Notices.


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     A.   Notices and other communications under this Employment Agreement #2 shall be in writing and shall be delivered personally or sent by nationally recognized overnight air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows unless the party specifies a new address in writing:

          If to the Employee:       Robert H. Benson, Ph. D.
                                    6308 Valley Road
                                    Bethesda, Maryland 208 17

          If to the Corporation:    President
                                    InforMedix, Inc.
                                    5880 Hubbard Drive
                                    Rockville, MD 20852-482 1

          With a copy to:           General Counsel
                                    InforMedix, Inc.
                                    5880 Hubbard Drive
                                    Rockville, MD 20852-482 1

     B. All notices and other communication given to any party to this Employment Agreement #2 in accordance with the provisions of this Employment Agreement #2 shall be deemed to have given to the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

13.  General Provisions

     A. This Employment Agreement #2 contains the entire understanding between the parties and supersedes any prior written or oral agreements, understandings, term sheets, or other between them, with the exception of the specific agreements between the Corporation and the Employee specifically referenced in this Employment Agreement #2. This Employment Agreement #2 shall not be modified or waived except by written instrument signed by the parties.

     B. This Employment Agreement #2 and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by the parties.

     C. There are no collective bargaining agreements affecting Employee's employment.

     D. Employee acknowledges that this Employment Agreement #2 was made by the parties in Maryland and shall be governed and enforced in accordance with the laws of Maryland. without reference to the conflicts of laws of the State of Maryland or any other jurisdiction. Employee acknowledges that the state and federal courts of Maryland shall be the exclusive for a for the resolution of any


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          disputes concerning this Employment Agreement #2 or concerning
          Employee's employment with the Company and that he agrees to submit to the jurisdiction of those courts.

     E. Employee acknowledges that, if he breaches any provision of this Employment Agreement #2, the Company will be irreparably harmed, that monetary damages alone may not be sufficient to adequately protect the Company from such breach, and that, in addition to any other remedy, the Company shall be entitled to recover all expenses incurred in enforcing these provisions, including attorneys' fees and court costs, and to a preliminary and permanent injunction enjoining such breach.

     F. If any portion of this Employment Agreement #2 shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction, to the extent necessary to allow the Court to enforce such provisions in a manner which is as consistent with the original intent of the provisions as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Employment Agreement #2 as a whole. In addition, if any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affects any provision of this Employment Agreement #2, then the provision or provisions so affected shall automatically be modified to conform to the law or determination and otherwise this Employment Agreement #2 shall continue in full force and effect.

     G. The section headings contained in this Employment Agreement #2 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Employment Agreement #2.

     H. This Employment Agreement #2 is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Employment Agreement #2 or any rights or obligations under this Employment Agreement #2; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon the parties and their respective executors, administrators, personal representatives, heirs, assigns and successors in interest. And each successor of the Corporation, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of the Employee.

     I. The obligations of the General Provisions Section, the Corporation's Rights to Intellectual Property of the Employee Section, and the Protection of Information Section shall survive the termination or expiration of this Employment Agreement #2.

     J. Both parties have read the foregoing Employment Agreement #2 in its entirety and voluntarily agree to each of its terms and conditions with full knowledge of such terms and conditions

     K. The Corporation and Employee acknowledge and agree that any and all grants of stock options or restricted stock under this Employment Agreement #2 are made pursuant to the authorization and terms and conditions of the Corporation's Omnibus Stock Plan and Restricted Stock Agreement which shall be controlling except where expressly modified in this Employment Agreement #2.

     IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement #2 as of the date first above written.

INFORMEDIX, INC. ("Corporation")


By /s/ Bruce Kehr                           January 22, 2003
  --------------------------------          ---------------------------------
  Bruce Kehr, M.D.                          Date
  Chairman and CEO

EMPLOYEE ("Employee")


By /s/ Robert H. Benson                     January 22, 2003
  --------------------------------          ---------------------------------
  Robert H. Benson, M.D.                    Date

                                                                 Ref: 2001040301

                     AMENDMENT #l TO EMPLOYMENT AGREEMENT #2
                     BETWEEN INFORMEDIX AND ROBERT H. BENSON

     This Amendment #l to the Employment Agreement #2 Between InforMedix and Robert H. Benson (the "Amendment# 1") dated as of the 5th day of February, 2001 and effective on January 1, 2001 (the "Effective Date") is between InforMedix, Inc., a Delaware corporation ("Employer" or the "Corporation") with offices at 5880 Hubbard Dr., Rockville, MD 20852-4821 and Robert H. Benson residing at 6308 Valley Road, Bethesda, Maryland, 20817 ("Employee").

                                   WITNESSETH:

     WHEREAS, Employer has previously employed the Employee as its President and Chief Operating Officer ("COO") under and pursuant to Employment Agreement #2 with Employee dated as of September 1, 2000 (the "Employment Agreement#2"); and,

     WHEREAS, both the Employer and the Employee wish to amend the Employment Agreement #2 and have the Employee continue employment with the Employer upon the terms and conditions set forth in this Amendment #l.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and the consideration, the receipt and sufficiency of which is hereby acknowledged. Employer and Employee agree as follows.

1.   Effect of this Amendment #l.

     A.   All of the terms and conditions set forth in this Amendment #1 shall:

     (1) be effective as of the Effective Date, unless a different date is specifically referred to in this Amendment #1; and

     (2) supersede and replace those sections of the Employment Agreement #2, which they specifically change.

     B. All other terms and conditions not specifically changed by this Amendment #1 shall remain in full force and effect in accordance with the terms and conditions of the Employment Agreement #2.

2.   Compensation; Reimbursement

          Section 5 of the Employment Agreement #2, entitled Compensation; Reimbursement, is replaced in its entirety by this Section 2 of this Amendment #1, entitled Compensation; Reimbursement.

     A. Commencing on the Effective Date, Employer (or at Employer's option, any subsidiary or affiliate thereof)shall pay to the Employee an annual salary of

          $140,000.00 (One Hundred Forty Thousand Dollars), with a minimum of $40,000 (forty thousand dollars)to be paid in cash (the "Salary"). The Salary will be paid in bi-weekly installments.

     B. If it is determined by the Executive Committee of the Board of Directors of Employer (the "Executive Committee")that there are insufficient funds to pay any portion of the Salary in cash, then the portion of the Salary not paid in cash, up to the full amount of the Salary, w-ill be paid in the form of non-qualified stock options of Employer, as defined in Employer's Omnibus Stock Plan (" Plan"), with an exercise price per share of $1.00 (one dollar), which vest immediately when granted, and become exercisable one year after the date of each grant (the "Salary Options").

          (1) The number of shares subject to the Salary Options (the "Salary Option Share(s)")will be determined by dividing the amount of the Salary not to be paid in cash, by the per share price of InforMedix Common Stock on the date of grant of the Salary Options (on the Effective Date of this Amendment #1 it is $10.00 [ten dollars]per share), less the $1.00 (one dollar)exercise price. or $9.00 (nine dollars).

          (2) For example, were $160,000.00 (one hundred sixty thousand dollars) of Salary not to be paid in cash, then, Salary Options to purchase 11, 111.111 (eleven thousand, one hundred eleven point one one one) Salary Option Shares would be granted.

          (3) If Employer sells, or otherwise cause to be issued, any shares of InforMedix Common Stock, or other instruments convertible into InforMedix Common Stock, for less than $10.00 (Ten Dollars)per share (the "Revised Price Per Share"), then Employer shall issue to Purchaser, additional Salary Option Shares so that the Salary Option Shares equal the amount of the Salary not to be paid in cash, divided by the Revised Price Per Share.

     C. Employer, at the election of the Board of Directors, may exercise a call on some or all of the issued, but unexercised Salary Options held by Employee as of the date of such call (a "Call"), and purchase those Salary Options from Employee within 60 (sixty) days of a Call, at a purchase price per Salary Option Share equal to the then-effective market price per share of InforMedix Common Stock, but in no event less than $10.00 (Ten Dollars)per share, less the $1.00 exercise price, and subject to the terms and conditions set forth below.

          (1) At any time during a calendar year, Employer may exercise a Call to purchase some or all of the unexercised Salary Options earned by Employee at any time in that calendar year, up to and including the date of the exercise of a Call.

          (2) Up to and including March 31st of any year, Employer may exercise a Call to purchase some or all of the unexercised Salary Options earned by Employee at any time in the preceding calendar year.

          (3) Nothing in this Subsection of Amendment #1 shall authorize or permit Employer to purchase InforMedix Common Stock owned by Employee which had previously been subject to Salary Options of Employee, and which had previously been exercised by Employee and converted to InforMedix Common Stock.

3.   Performance-Based Stock Options and Vesting.

          Section 6 of the Employment Agreement #2, entitled Performance-Based Stock Options and Vesting, is replaced in its entirety by this Section 3 of this Amendment #1, entitled Performance-Based Stock Options and Vesting.

     A. Employer hereby issues to the Employee upon the Effective Date of this Amendment #1, 24,500 (twenty-four thousand, five hundred) performance-based stock options to purchase InforMedix Common Stock, in the form of non-qualified, incentive stock options of Employer, as defined in the Plan, with an exercise price of $10.00 (ten dollars)per share, which shall vest and be exercisable according to the schedule below, exercisable upon the vesting date of each grant, and otherwise subject to the terms and conditions of this Section 3. of Amendment #1 (the "PB Options").

     B. The PB Options to purchase InforMedix Common Stock will vest based upon the attainment of pre-determined and pre-assigned performance targets, as determined by the Board of Directors.

     C. The PB Options will be for a three-year period, with one-third of the shares subject to the PB Options (the "PB Option Share(s)"), vesting in each of the three years of each grant (a "Grant").

     D. The number of PB Option Shares subject to the PB Options for each Grant, will be 8,166.66 (eight thousand, one hundred sixty-six point six six), which will be eligible for vesting in each of the three
          (3)years of each Grant.

     E. After the date that the Employee ceases to be an employee or director of Employer, no PB Options or PB Option Shares shall vest. except as specifically provided in Section 5. of this Amendment #1.

4.   Acceleration of Vesting of Salary Options and PB Options.

          Subsection 7.E. of the Employment Agreement #2 is hereby superseded by the following, which shall replace that Subsection in its entirety

     A. The Salary Options and the PB Options shall accelerate and become one hundred percent vested and immediately exercisable, upon the occurrence of any of the following conditions (collectively referred to as the "Accelerated Vesting Conditions"):

          (1)  upon the dissolution or liquidation of the Company; or

          (2) upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Options are changed into or exchanged for cash or property or securities not of the Company's issue; or

          (3) any combination thereof;

          (4) upon a sale of substantially all of the property of the Company to, or the acquisition of a majority of the shares of InforMedix Common Stock then outstanding by, another Corporation or person; or

          (5) a Termination without Cause of the Employee.

5.   Adjustment of Agreement and Amendment #l Options.

          A new-Section 7A is added to the Employment Agreement #2 as follow-s.

     7A.  Adjustment of Agreement and Amendment #l Options.

     A. In the event that InforMedix issues shares of its InforMedix Common Stock or rights, options or warrants for, or securities convertible or exchangeable into InforMedix Common Stock, to any person or entity other than Employee (collectively referred to as a "Third Party"), entitling such Third Party to subscribe for or purchase shares of InforMedix Common Stock at a price per share that is lower at the record date than the exercise price of the Base Salary Options and Option Shares issued under the Employment Agreement #2, and Salary Options and/or the PB Options issued under this Amendment #l (collectively referred to as the "Agreement and Amendment #1 Options" and such event referred to as a "Dilutive Event"), the exercise price of the Agreement and Amendment #l Options shall be reduced to the exercise price or share price of the Dilutive Event.

          (1) The new number of shares of InforMedix Common Stock purchasable upon the exercise of the Agreement and Amendment #l Options shall be determined by multiplying the old number of shares purchasable by the Agreement and Amendment, #1 Options, by the old exercise price of the Agreement and Amendment #1 Options, divided by the new-exercise price of the Agreement and Amendment# 1 Options.

          (2) A Dilutive Event will not be deemed to have occurred for the sale or issuance of shares of InforMedix Common Stock (including options)to employees of InforMedix, that are approved by the Board, or the exercise of currently authorized options and warrants.

     B. The number of Agreement and Amendment #l Options w-ill be adjusted in the same manner as other shares of InforMedix Common Stock issued and outstanding -as of the date of the Employment Agreement #2 for the Base Salary Options and Option Shares issued under the Employment Agreement #2, and as of the Effective Date of this Amendment #1 for the Salary Options and the PB

          Options issued under this Amendment #1 --in the event of, but not limited to, any of the following, which occur and which affect the InforMedix Common Stock: stock split; reverse stock split; recapitalization; and/or other adjustment.

     C. For as long as the stock of InforMedix has not been registered under the United States Federal securities laws and/or state securities laws, the Agreement and Amendment #1 Options cannot be transferred or sold to another individual, corporation or entity unless permitted under the InforMedix Investors Rights Agreement, or agreed upon by a majority of the Board, and then only in compliance with applicable laws and regulations.

     D. After the stock of InforMedix has been registered under the United States Federal securities laws and/or state securities laws, the shares issued as a result of exercise of the Agreement and Amendment #1 Options may be transferred or sold, but only in compliance with: the security laws of the United States of America; the security law-s of applicable states; all other applicable laws and regulations; any other restrictions placed on the transferability of the Agreement and Amendment #1 Options and agreed to by the Board of Directors of InforMedix, including but not limited to those by the underwriter or other investment banker with respect to the public offer, sale, and/or transfer of the stock of InforMedix, especially those shares of stock held by officers, directors, and insiders of InforMedix; and any other restrictions placed on the transferability of stock agreed to by the directors of InforMedix. Employee further agrees to have a legend placed on the certificates for the Agreement and Amendment #1 Options reflecting any of the provisions of this Amendment #1 and the Employment Agreement#2.

6.   Termination of Employment.

          Subsections 8. C. and 8.D. of the Employment Agreement #2 are hereby superseded by the following, which shall replace those Subsections in their entirety.

     C. Upon a Constructive Termination and/or Death or Disability Termination, as defined in the Employment agreement #2, Employee shall be entitled to the vesting of the PB Options only for the year of such termination, under the terms and conditions as set forth in this
          Section 3 of this Amendment #l. Nothing in this Subsection shall limit or restrict the vesting of the Salary Options and/or Salary Shares for Employee.

     D.   Termination With Cause.

          Upon the termination of the Employee's employment under the Employment Agreement #2 pursuant to a Termination With Cause, neither the Employee nor the Employee's beneficiary or estate shall have any further rights or claims against Employer under this Amendment #1, except

         (1)  to receive the following:

               (a) the unpaid portion of the Base Salary and any Salary Options computed on a pro rata basis to the date of termination; and

               (b) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed; and

               (c) payment of all unused vacation time accrued through the date of termination; and

          (2)  less the following:

               (a)  all amounts owing to Employer; and

               (b) the total value of any possible misappropriations from Employer.

          (3)  In addition, on the date of a Termination With Cause:

               (a)  all unvested PB Options shall immediately terminate; and

               (b) all unvested warrants and other unvested rights granted to the Employee to purchase or otherwise receive stock of Employer, shall immediately terminate; and

               (c) all vested but unexercised Salary Options and PB Options shall become immediately exercisable, and Employee shall have the right to exercise all, or a portion of, such vested but unexercised Salary Options and PB Options, subject to the following terms and conditions:

                    [1] the Employee shall have twenty (20)days from the date of a Termination With Cause to give written notice to Employer of the Employee's intention to exercise all, or a portion of, such vested but unexercised Salary Options and PB Options; and

                    [2] within forty (40) days from the date of a Termination With Cause. Employee must:

                         [a] exercise all, or a portion of, such vested but unexercised Salary Options and PB Options; and

                         [b] make payment in full to Employer in cash, cash equivalents, or other immediately available funds for the exercise of the Salary Options and PB Options; and

                         [c] otherwise complete the entire settlement process for the exercise of all, or a portion of, such vested but unexercised Salary Options and PB Options.

                    [3] Any portion of vested but unexercised Salary Options and PB Options, which are not exercised under and pursuant to the terms and conditions of this Subsection B.(3)(c)shall immediately terminate.

7.   General Provisions.

     A. This Amendment #1 contains the entire understanding between the parties and supersedes any prior written or oral agreements, understandings, term sheets, or other between them, with respect to the matters covered by this Amendment #1.

     B. This Amendment #1 and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by both Employer and Employee.

     C. Employee acknowledges that this Amendment #1 was made by the parties in Maryland and shall be governed and enforced in accordance with the law-s of Maryland, without reference to the conflicts of laws of the State of Maryland or any other jurisdiction. Employee acknowledges that the state and federal courts of Maryland shall be the exclusive for a for the resolution of any disputes concerning this Amendment #1 or concerning Employee's employment with the Company and that he agrees to submit to the jurisdiction of those courts.

     D. Employee acknowledges that, if Employee breaches any provision of this Amendment #1, the Company .will be irreparably harmed, that monetary damages alone may not be sufficient to adequately protect the Company from such breach, and that, in addition to any other remedy, the Company shall be entitled to recover all expenses incurred in enforcing these provisions, including attorneys' fees and court costs, and to a preliminary and permanent injunction enjoining such breach.

     E. If any portion of this Amendment #1 shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction. to the extent necessary to allow-the Court to enforce such provisions in a manner which is as consistent with the original intent of the provisions as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Amendment #1 as a whole. In addition, if any valid federal or state law-or final determination of any administrative agency or court of competent jurisdiction affects any provision of this Amendment #1, then the provision or provisions so affected shall automatically be modified to conform to the law or. determination and otherwise this Amendment #1 shall continue in full force and effect.

     F. The section headings contained in this Amendment #1 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment #l.

     G. This Amendment #1 is personal in its nature and Employer and Employee shall not, without the consent of the other, assign or transfer this Amendment #1 or any rights or obligations under this Employment Agreement #2; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon the parties and their respective executors, administrators, personal representatives, heirs, assigns and successors in interest, and each successor of Employer, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of the Employee.

     H. he obligations of the General Provisions Section shall survive the termination or expiration of this Amendment #1.

     I. Both parties have read the foregoing Amendment #1 in its entirety and voluntarily agree to each of its terms and conditions with full knowledge of such terms and conditions

     J. Employer and Employee acknowledge and agree that any and all grants of Salary Options and PB Options under this Amendment #1 are made pursuant to the authorization and terms and conditions of the Employer's Omnibus Stock Plan and Restricted Stock Agreement which shall be controlling except w-here expressly modified in this Amendment #1.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment #1 as of the date first above written.

INFORMEDIX, INC. ("Corporation")


By: /s/ Bruce Kehr, M.D.                          May 21, 2001
   -----------------------------------            --------------------------
   Bruce A. Kehr, M.D.                            Date
   Chairman and CEO

EMPLOYEE ("Employee")


By: /s/ Robert H. Benson                          May 21, 2001
   -----------------------------------            --------------------------
   Robert H. Benson, Ph.D.                        Date

                                                                   Ref: 20011009

                      AMENDMENT TO EMPLOYMENT AGREEMENT #2
                                     BETWEEN
                    INFORMEDIX, INC. AND DR. ROBERT H. BENSON

     This Amendment to EMPLOYMENT AGREEMENT #2 ("Employment Agreement #2") dated as of the 1st day of September, 2001 (the "Effective Date") is between INFORMEDIX, INC., a Maryland corporation (the "Corporation") with offices at 5880 Hubbard Dr., Rockville, MD 20852-4821 and Dr. Robert H. Benson residing at 6308 Valley Road, Bethesda, Maryland, 208 17 ("Employee").

                                   WITNESSETH:

     WHEREAS, the Corporation and Employee entered into an employment agreement dated September 1, 2000 ("Employment Agreement #2"), and the Corporation and Employee both wish to amend Employment Agreement #2 as of the Effective Date above; and

     WHEREAS Employee has voluntarily resigned as President and Chief Operating Officer of the Corporation to assume the position of General Counsel and Chief Patent Counsel of the Corporation; and

     WHEREAS, the Corporation desires to continue to employ the Employee as its General Counsel and Chief Patent Counsel, and the Employee desires to continue such employment upon the terms and conditions set forth in this Amendment to Employment Agreement #2.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and the consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and Employee hereto agree to the following modified provisions which shall supersede and replace comparable provisions under Employment Agreement #2. All other unmodified provisions of Employment Agreement #2 shall remain in full force and effect.

3.   Duties.

     C.   Employee shall perform the following:

          (1) Assist the CEO and Chairman, President, and Board of Directors as needed in advising the Corporation on matters of corporate law, and in negotiating various transactions; and

          (2) Draft Agreements and other legal documents on behalf of the Corporation; and

          (3) Prepare and file patent applications, and coordinate the Corporation's patent program, patent and trademark strategy, both inside and outside the U. S., patent enforcement strategy, and monitoring patent infringement by others.

Amendment to Employment Agreement #2 Between                     Ref:  20011009
InforMedix and Robert H. Benson                               Page 2 of 2 Pages


4.   Time to be Devoted to Employment.

     A. Except for vacations, holidays and personal days and absences due to temporary illness, during the Term of Employment, the Employee shall devote the Employee's one half time and energy to the business of the Corporation.

     D. During the Term of Employment, the Employee may be engaged in any other business activity without the express written consent of the Corporation, except as follows:

          (1)  Employee may serve on the Board of Directors of up to two
               (2)other corporations that do not compete with, or are not in the same general business as the Corporation, with the written approval of the Board; and,

          (2) Employee may exercise passive ownership of up to five percent (5%)of the securities in any other company that does not compete with, or is not in the same business as, the Corporation.

5.   Compensation; Reimbursement.

     A. During the Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof)shall pay to the Employee an annual base salary ("Base Salary")of Seventy Thousand Dollars ($70,000), plus a stock option bonus calculated as set forth in Employment Agreement #2.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to Employment Agreement #2 as of the date first above written.

INFORMEDIX, INC. ("Corporation")


By: /s/ Bruce Kehr, M.D.                          January 22, 2003
   -----------------------------------            --------------------------
   Bruce Kehr, M.D.                               Date
   Chairman and CEO

EMPLOYEE ("Employee")


By: /s/ Robert H. Benson                          January 22, 2003
   -----------------------------------            --------------------------
   Robert H. Benson, Ph.D.                        Date